UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2010 (May 20, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Tennessee Commerce Bancorp, Inc. (the “Company”) was held on May 20, 2010.  Matters submitted at the Annual Meeting and the voting results thereof were as follows:

Proposal 1:  Election of Directors.  The shareholders of the Company elected each of the Class II director nominees nominated by the Company’s board of directors to serve until the 2013 annual meeting of shareholders, by the following vote:

Director	For	Withheld	Broker Non-Votes
H. Lamar Cox	1,710,543	157,637	2,344,775
Thomas R. Miller	1,788,187	79,993	2,344,775
Darrel E. Reifschneider	1,788,479	79,701	2,344,775

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The Company’s shareholders ratified the appointment of KraftCPAs PLLC as the Company’s independent registered public accounting firm for fiscal year 2010 by the following vote:

For	Against	Abstain
4,199,112	8,625	5,218

Proposal 3:  Amendment to 2007 Equity Plan.  The Company’s shareholders approved the proposed amendment to the Company’s 2007 Equity Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
1,426,387	422,267	18,526	2,344,775

Proposal 4:  Authorization to Issue Securities in connection with Capital-Raising Transactions in Accordance with NASDAQ Marketplace Rule 5635(d).  The Company’s shareholders approved Proposal 4 by the following vote:

For	Against	Abstain	Broker Non-Votes
1,494,641	350,014	23,525	2,344,775

Proposal 5: Approval of a Non-Binding Advisory Resolution of the Compensation of the Named Executive Officers.  The Company’s shareholders approved, in an advisory non-binding resolution, the compensation of certain of the Company’s executive officers by the following vote:

For	Against	Abstain
3,586,253	605,230	21,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: May 21, 2010